Exhibit 3.2

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"REDBOX ENTERTAINMENT INC.", A DELAWARE CORPORATION, WITH AND INTO "RB SECOND MERGER SUB LLC" UNDER THE NAME OF “RB SECOND MERGER SUB LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE ELEVENTH DAY OF AUGUST, A.D. 2022, AT 8:48 O`CLOCK A.M.

6783711 8100M	Authentication: 204136804
SR# 20223234479	Date: 08-11-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State		Execution Version
Division of Corporations
Delivered 08:48 AM 08/11/2022
FILED 08:48 AM 08/11/2022	CERTIFICATE OF MERGER
SR 20223234479 - File Number 6783711

OF

REDBOX ENTERTAINMENT INC.
(a Delaware corporation)

with and into

RB SECOND MERGER SUB LLC

(a Delaware limited liability company)

Pursuant to Section 264(c) of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger (this “Certificate of Merger”):

1.            The name of each constituent company is Redbox Entertainment Inc., a Delaware corporation and RB Second Merger Sub LLC, a Delaware limited liability company.

2.            The Merger Agreement, dated as of May 10, 2022, by and among Chicken Soup for the Soul Entertainment, Inc. , RB First Merger Sub Inc., RB Second Merger Sub LLC, Redwood Opco Merger Sub LLC, Redbox Entertainment Inc. and Redwood Intermediate LLC (the “Merger Agreement”) has been approved, adopted, certified, executed, and acknowledged by each of the constituent companies.

3.            The name of the surviving company is RB Second Merger Sub LLC, a Delaware limited liability company (the “Surviving Company”).

4.            The certificate of formation of the Surviving Company, as in effect immediately prior to the effective time of the merger, shall be the certificate of formation of the Surviving Company.

5.            The merger is to become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

6.            An executed copy of the Merger Agreement is on file at the offices of RB Second Merger Sub LLC, 132 E. Putnam Ave, Cos Cob, Connecticut 06807.

7.            A copy of the Merger Agreement will be :furnished by the Surviving Company on request, without cost, to any stockholder or member of the constituent companies.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the surviving company has caused this certificate to be signed by an authorized person on the 11th day of August 2022.

RB SECOND MERGER SUB LLC

By:	/s/ William J Rouhana Jr
Name: William J Rouhana Jr
Title: Sole Manager

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